Exhibit 10.25
BEE CREEK CENTER
COMMERCIAL  LEASE

Table of Contents

No. Paragraph Description	Pg.	No. Paragraph Description	Pg.
1. Parties		22. Holdover
2. Leased Premises		23. Landlord's Lien & Security Interest
3. Term		24. Assignment and Subletting
A. Term		25. Relocation
B. Delay of Occupancy		26. Subordination
4. Rent and Expenses		27. Estoppel Certificates
A. Base Monthly Rent		28. Casualty Loss
B. First Full Month's Rent		29. Condemnation
C. Prorated Rent		30. Attorney's Fees
D. Additional Rent		31. Representations
E. Place of Payment		32. Brokers
F. Method of Payment		33. Addenda
G. Late Charges		34. Notices
H. Returned Checks		35. Special Provisions
5. Security Deposit		36. Agreement of the Parties
6. Taxes
7. Utilities		ADDENDA & EXHIBITS (check all that apply)
8. Insurance
9. Use and Hours		[ ] Exhibit A-2013 Estimated Annual Expenses
10. Legal Compliance		[ ] Exhibit __________________
11. Signs		[ ] Commercial Lease Addendum for Broker's Fee
12. Access By Landlord		[X] Commercial Lease Expense Reimbursement
13. Move-In Condition		Addendum
14. Move-Out Condition		[ ] Commercial Lease Addendum for Extension
15. Maintenance and Repairs		Option
A. Cleaning		[ ] Commercial Lease Addendum for Percentage
B. Conditions Caused by a Party		Rent
C. Repair & Maintenance Responsibility		[ ] Commercial Lease Parking Addendum
D. Repair Persons		[ ] Commercial Landlord's Rules and Regulations
E. HVAC Service Contract		[ ] Commercial Lease Guaranty
F. Common Areas		[ ] Commercial Lease Right of First Refusal
G. Notice of Repairs		Addendum
H. Failure to Repair		[ ] Commercial Lease Addendum for Optional
16. Alterations		Space
17. Liens		[ ] Commercial Leasehold Construction Addendum
18. Liability		[ ] _____________________________
19. Indemnity		[ ] _____________________________
20. Default
21. Abandonment, Interruption of Utilities,
Removal of Property & Lockout

Initialed for Identification by Tenants: CPL, PB, and Landlord: ___

LEASE AGREEMENT

1.  PARTIES: The parties to this lease are:

Tenant:  IDEAL POWER CONVERTERS (hereafter "Tenant")
 Landlord: TEXAS PUBLIC EMPLOYEES ASSOCIATION, a Texas nonprofit corporation (hereafter "Landlord").

2.  LEASED PREMISES:

A.    Landlord  leases to Tenant the following  described  real  property,  known  as the \1leased  premises," along with  all  its improvements (Check only one box):

[X] (1)   Multiple-Tenant Property: Suite or Unit Number 600 and 620 containing approximately 3750 square feet of rentable area in Bee Creek Center at 5004 Bee Creek Road (address) in Spicewood (city), Travis (county), Texas, which is legal described as follows:

Lots 3 and 4, Block A of Bee Creek Commercial Center, Section One, a subdivision in Travis County, Texas, according to the map or plat thereof. recorded under Document No. 200100099 of the Official Public Records of Travis County, Texas.

(2)   Single-Tenant Property: The real property at:  ________________  (address) in (city), ________________(county), Texas, which is legally described on attached Exhibit__ or as follows:  __________________________.

B.  If Paragraph 2A (1) applies:

(1)  "Property" means the  building  or complex in which  the  leased  premises  are located,  inclusive  of  any common areas, drives, parking areas, and walks; and

(2)    the parties  agree that the rentable  area  of the  leased  premises  may  not equal the actual  or useable  area within the leased premises and may include an allocation of common areas in the Property.

3.  TERM:

A.  Term: The term of this lease is 12 months and ________ days, commencing on:

June 1, 2013 (Commencement Date) and ending on

May 31, 2014 (Expiration Date).

B. Delay of Occupancy: If Tenant is unable to occupy the leased premises on the Commencement Date because of (i) construction on the leased premises to be completed by Landlord but which is not substantially complete or (ii) a prior tenant1s holding over on the leased premises, Landlord will not be liable to Tenant for such delay and this Lease Agreement will  remain enforceable. In the event of such a delay, the commencement date will automatically be extended  to the  date  Tenant  is able  to  occupy  the  property  and the  expiration  date  will  also  automatically  be extended by a like number of days, so that the length of this Lease remains the unchanged.   If Tenant is unable to occupy the leased premises no later than the ninety-first (91st) day, Tenant may terminate this Lease Agreement by giving written notice thereof to Landlord prior to the leased premises becoming available for occupancy. Absent such written notice, this L_ease Agreement will be in good standing and Tenant shall be liable for performance hereunder at the time the leased premises are available for occupancy. If, however, the delay extends and such written notice is given, Landlord will refund any amounts paid under this Lease Agreement to Tenant.

C. Unless the parties agree otherwise, Tenant is responsible for obtaining a certificate of occupancy for the lease premises if required by a governmental body.

D. If Tenant determines to vacate the Leased premises at the end of the term, it shall give Landlord thirty (30) days prior notice of such determination. If timely notice if not given, Tenant agrees to pay a sum equal to one month's rent to Landlord even though Tenant will not occupy the Leased premises for the extra month.

4.  RENT AND EXPENSES:

A.  Base Monthly Rent: On or before the first day of each month during this lease, Tenant will pay Landlord base monthly rent as described as follows:

from June 1, 2013 to May 31, 2014: $2605.00;
from _________ to __________: $______;
from _________ to __________: $______;
from _________ to __________: $______;

B.  First Full Month's Rent: The first base monthly rent payment is due on or before June 1. 2013

C.  Prorated Rent: If the Commencement Date is on a day other than the first day of a month, Tenant will pay Landlord as prorated rent an amount equal to the base monthly rent multiplied by the following fraction: the number of days from the Commencement Date to the first day of the following month divided by the number of days in the month in which this lease commences.

D.  Additional Rent: In addition to the base monthly rent and prorated rent, Tenant will pay Landlord all other amounts, as provided by the attached (Check all that apply.) :

[X]  (1)  Commercial Expense Reimbursement Addendum
[   ]  (2)  Commercial Percentage Rent Addendum
[   ]  (3) Commercial Parking Addendum
[   ]  (4)

All amounts payable under the applicable addenda are deemed to be "rent" for the purposes of this lease.

Commercial Lease concerning:  Ideal Power Converters

E.  Place of Payment: Tenant will remit all amounts due Landlord under this lease to the following person at the place stated or to such other person or place as Landlord may later designate in writing:

Name:  Texas Public Employees Association
Addres:  512 East 11th Stree, Suite 100
         Austin, TX 78701

F.  Method of Payment: Tenant must  pay  all  rent timely  without  demand,  deduction,  or offset1 except as permitted  by law or this lease.  If Tenant fails to timely pay any amounts due under this lease or if any check of Tenant is returned to Landlord by the institution on which it was drawn, Landlord, after providing written notice to Tenant1 may require Tenant to pay subsequent amounts that become due under this lease in certified funds. This paragraph does not limit Landlord from seeking other remedies under this Lease  for Tenant's  failure  to  make  timely  payments  with  good funds.

G.  Late Charges:  If Landlord does not actually receive a rent payment at the designated place of payment within 5 days after the date it is due, Tenant will pay Landlord a late charge equal to 5% of the amount due. In this paragraph, the mailbox is not the agent for receipt for Landlord. The late charge is a cost associated with the collection of rent and Landlord's acceptance of a late charge does not waive Landlord's right to exercise remedies under Paragraph 20.

H.  Returned Checks: Tenant will pay $30.00 for each check Tenant renders to Landlord which is returned by the institution on which it is drawn for any reason 1 plus any late charges through the time Landlord receives payment.

5.  SECURITY DEPOSIT

A.  Upon execution of this lease, Tenant will pay$ 2266.00 to Landlord as an additional security deposit. Tenant has already paid to Landlord under the previous Lease contract, a security deposit in the amount of $11000.001 which will be retained by the Landlord as part of the initial security deposit for this Lease.

B. Landlord may apply the security deposit to any amounts owed by Tenant  under this lease.  If  Landlord  applies any part of the security deposit during any time this lease is in effect to amounts owed by Tenant, Tenant must, within 10 days after receipt  of notice from  Landlord,  restore the security deposit to the amount stated.

C. After Tenant surrenders the leased premises to Landlord and provides Landlord written notice of Tenant's forwarding address1 Landlord will, not later than the time required by §g3.005, Tex'?s Property Code, refund the security deposit less any amounts applied toward amounts owed by Tenant or other charges authorized by this lease. The parties agree that Landlord acts in good faith if Landlord accounts for the security deposit within the time stated.

6.       TAXES:

Unless otherwise agreed  by the parties,  Landlord  will  pay all  real  property  ad valorem  taxes assessed  against the leased premises.  Any assessment for taxes on the personal  property in the leased premises shall be the responsibility of Tenant.

7.  UTILITIES:

A.  The party designated below will pay for the following utility charges to the leased premises and any connection charges for the utilities. (Check all that apply.)
(1) Water (2) Sewer (3) Electric	NA [ ] [ ] [ ]	Landlord [X] [X] [ ]	Tenant [ ] [ ] [X]
(4) Gas (5) Telephone	[X] [ ]	[ ] [ ]	[ ] [X]
(6) Trash	[ ]	[X]	[ ]
(7) Cable	[X]	[ ]	[ ]
(8) High Speed Internet	[ ]	[ ]	[X]
(9) All other utilities	[ ]	[ ]	[X]

If, however,  activities of Tenant or any of its employees, customers, guests or invitees shalJ damage or impair appliances, service lines or other items appurtenant to any of the utilities or the provision of utility services, Tenant shall be liable for costs of repair or any other extraordinary expenses incurred as a result thereof. In such an event, Landlord will bill Tenant for such costs or expenses, and Tenant shall pay the amount due within thirty (30) days of receipt of the bill.

B.  The party responsible for the charges under Paragraph 7A will pay the charges directly to the utility service provider.

The responsible party may select the  utility service provider except that if Tenant selects the provider any access or alterations to the Property or leased premises necessary for the utilities may be made only  with  Landlord's  prior consent, which Landlord will not unreasonably withhold. If Landlord incurs  any  liability for utility  or connection charges for which Tenant is responsible to pay and Landlord  pays such amount, Tenant will immediately upon written notice from Landlord  reimburse Landlord such amount.

C. Notice: Tenant should determine if all necessary utilities are available to the lease premises and are adequate for Tenant's intended use.

8.  INSURANCE:

A.  During all times this lease is in effect, Tenant must, at Tenant's expense, maintain in full force and effect from an insurer authorized to operate  in Texas:

(1)  public liability insurance in an amount not less than $11000,000.00 on an occurrence basis naming Landlord as an additional insured; and

(2)   personal property damage insurance for Tenant's business operations and contents on the leased premises in an amount sufficient to replace such contents after a casualty loss.

B. Before the Commencement Date, Tenant must provide  Landlord  with a copy of the insurance certificates evidencing the required coverage. If the insurance coverage changes in any manner or degree at any time this lease is in effect, Tenant must, not  later than 10 days after the change, provide  Landlord  a copy of an insurance certificate evidencing the  change.

C.  If Tenant fails to maintain the required insurance in full force and effect at all times this lease is in effect, Landlord may:

(1)  purchase insurance that will provide Landlord the same coverage as the required insurance and Tenant must immediately reimburse Landlord for such expensei or

(2)   exercise Landlord's remedies under Paragraph 20.

D.  Unless the parties agree otherwise, Landlord will, at Landlord's expense, maintain in full force and effect insurance for fire and extended coverage in an amount to cover the reasonable replacement cost of the improvements of the Property and public liability insurance in an amount that Landlord determines reasonable and appropriate.

E.  If there is an increase in Landlord's insurance premiums for the leased premises or Property or its contents that is caused by Tenant, Tenant's use of the leased premises1 or any improvements made by or for Tenant 1 Tenant will1 for each year this lease is in effect, pay Landlord the increase immediately after Landlord notifies Tenant of the increase. Any charge to Tenant under this Paragraph 8D will be equal to the actual amount of the increase in Landlord's insurance premium.

9.  USE AND HOURS

A.  Tenant may use the leased premises for the following purpose and no other: Primary office and storage use

B.  Unless otherwise specified in this lease, Tenant will operate and conduct its business in the leased premises during business hours that are typical of the industry in which Tenant operates.

10.  LEGAL COMPLIANCE:

A.  Tenant may not use or permit any part of the leased premises to be used for:

(1)  any activity which is a nuisance or is offensive 1 noisy, or dangerous;

(2)  any activity that interferes with any other tenant's normal business operations or Landlord's management of the Property;

(3)  any activity that violates any applicable law1  regulation1 zoning ordinance, restrictive covenant, governmental order, owner's association rules, tenants' association rules, Landlord's rules or regulations, or this lease;

(4)  any hazardous activity that would require any insurance premium on the Property or leased premises to increase or that would void any such insurance;

(5)  any activity that violates any applicable federal, state, or local law, including but not limited to those laws related to  air  quality,  water  quality,  hazardous  materials1   wastewater,  waste  disposal1    air  emissions,  or  other environmental matters;

(6)  the permanent or temporary storage of any hazardous material; or

B. "Hazardous material' means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent, or oil as defined by any federal1 state, or local environmental law, regulation, ordinance, or rule existing as of the date of this lease or later enacted.

C. Landlord does not represent or warrant that the leased premises or Property conform to applicable restrictions1 zoning ordinances, setback lines, parking requirements, impervious ground cover ratio requirements, and other matters that may relate to Tenant's intended use. Tenant must satisfy itself that the lease premises may be used as Tenant intends by independently investigating all matters related to the use of the leased premises or Property. Tenant agrees that it is not relying on any warranty or representation made by Landlord. Landlord's agent or any broker concerning the use of the leased premises or Property.

11.  SIGNS

A.  Tenant may not post or paint any signs at, on, or about the leased premises or Property without Landlord's written consent. Landlord  ay remove any unauthorized sign, and Tenant will promptly reimburse Landlord for its cost to remove any unauthorized sign.

B. Any authorized sign must comply with all laws, restrictions, zoning ordinances, and any governmental order relating to signs on the leased premises or Property. Landlord may temporarily remove any authorized sign to complete repairs or alterations to the leased premises or the Property.

C. By providing written notice to Tenant before this lease ends, Landlord may require Tenant, upon move-out and at Tenant's expense, to remove, without damage to the Property or leased premises, any or all signs that were placed on the Property or leased premises by or at the request of Tenant. Any signs that Landlord does not require Tenant to remove and that are fixtures, become the property of the Landlord and must be surrendered to Landlord at the time this lease ends.

1.2. ACCESS BY LANDLORD:

A.  During Tenant's normal business hours Landlord may enter the leased premises for any reasonable purpose, including but not limited to purposes for repairs, maintenance, alterations, and showing the leased premises to prospective tenants or purchasers. Landlord may access the leased premises after Tenant's normal business hours if: (1) entry is made with Tenant's permission; or (2) entry is necessary to  complete emergency repairs. Landlord may not unreasonably interfere with Tenant's business operations when accessing the lease premises.

B. During the last 60 leased premises days of this lease, Landlord may place a "For Lease" or similarly worded sign in or on the

13.  MOVE-IN CONDITION:

Tenant has inspected the leased premises and accepts it in its present (as-is) condition unless expressly noted otherwise in this lease. Landlord and any agent have made no express or implied warranties as to the condition or permitted use of the leased premises or Property.

14.  MOVE-OUT CONDITION AND FORFEITURE OFTENANT 1S PERSONAL PROPERTY:

A.  At the time this lease ends, Tenant will surrender the leased premises in the same condition as when received, except for normal wear and tear. Tenant will leave the leased premises in a clean condition free of all trash1 debris, personal property, hazardous materials, and environmental contaminants.

B.  If Tenant leaves any personal property in the leased premises after Tenant surrenders possession of the leased premises, Landlord may: (1) require Tenant, at Tenant's expense, to remove the personal property by providing written notice to Tenant; or (2) retain such personal property as forfeited property to Landlord.

C.  "Surrender" means vacating the leased premises and returning all keys and access devices to Landlord. "Normal wear and tear" means deterioration that occurs without negligence, carelessness 1 accident, or abuse.

D.  By providing written notice to Tenant before this lease ends,  Landlord may require Tenant 1  upon move-out and at Tenant's expense1 to remove, without damage to the Property or leased premises, any or all fixtures that were placed on the Property or leased premises by or at the request of Tenant. Any fixtures that Landlord does not require Tenant to remove become the property of the Landlord and must be surrendered to Landlord at the time this lease ends.

15.  MAINTENANCE AND REPAIRS:

A.  Cleaning: Tenant must keep the leased premises clean and sanitary and promptly dispose of all garbage in appropriate receptacles. Tenant will provide, at its expense, janitorial services to the leased premises that are customary and ordinary for the Property type.

B. Repairs of Conditions Caused by a Party: Each party must promptly repair a condition in need of repair that is caused, either intentionally or negligently, by that party or that party's guests, patrons, invitees, contractors or permitted subtenants. At its option, Landlord may make such repair and, if appropriate, bill Tenant therefor.

C. Repair and Maintenance Responsibility: Except as provided by Paragraph 1581 the party designated below, at its expense, is responsible to maintain and repair the following specified items in the leased premises. The specified items must be maintained in clean and good operable condition. If a governmental regulation or order requires a modification to any of the specified items, the party designated to maintain the item must complete  and pay the expense of the modification. The specified items include and relate only to real property in the leased premises. Tenant is responsible for the repair and maintenance of its personal property. (Check all that apply.)

	NA	Landlord	Tenant
(1) Foundation, exterior walls, roof, and other structural components	[ ]	[X]	[ ]
(2) Glass and windows	[ ]	[X]	[ ]
(3) Fire proctection equipment and fire sprinkler systems	[ ]	[ ]	[X]
(4) Exterior & overhead doors, including closure devices, molding locks, and hardware	[ ]	[X]	[ ]
(5) Grounds maintenance, including landscaping and ground sprinklers	[ ]	[X]	[ ]
(6) Interior doors, including closure devices, frames, molding, locks, and hardware	[ ]	[X]	[ ]
(7) Parking areas and walks	[ ]	[X]	[ ]
(8) Plumbing systems, drainage systems, electrical systems, ballast and lamp replacement, and mechanical systems, except those specifically designated otherwise	[ ]	[X]	[ ]
(9) Heating Ventilation and Air Conditioning (HVAC) systems	[ ]	[X]	[ ]
(10) Signs and lighting:
(a) Pylon	[X]	[ ]	[ ]
(b) Facia	[X]	[ ]	[ ]
(c) Monument	[X]	[ ]	[ ]
(d) Door/Suite	[X]	[ ]	[ ]
(11) Extermination and pest control, excluding wood-destroying insects	[ ]	[ ]	[ ]
(12) Storage yards and storage buildings	[ ]	[X]	[ ]
(13) Wood-destroying insect treatment and repairs	[X]	[ ]	[ ]
(14) Cranes and related systems	[ ]	[X]	[ ]
(15) All other items and systems	[X]	[ ]	[ ]

D.  Repair Persons: Repairs must be completed  by trained, qualified, and insured repair persons.

E.  HVAC Service Contract: If Tenant maintains the HVAC system under Paragraph  15((9), Tenant [   ] is [X] is  not required to maintain, at  its expense, a regularly  scheduled  maintenance  and  service  contract for the  HVAC system. The maintenance and service contract must be purchased from a HVAC  maintenance  company  that  regularly provides such contracts to similar properties.   If Tenant fails to maintain  a required  HVAC maintenance  and service, contract in effect at all times during this lease, landlord may do so and charge Tenant the expense of such a maintenance and service contract or exercise Landlord's remedies under Paragraph 20.

F.  Common Areas: Landlord will  maintain  any common areas in the Property in a manner as Landlord determines to be in the best interest of the Property. landlord may change the size, dimension, and location of any common  areas, provided that such change does not materially impair Tenant's use and access to the leased premises. Tenant has the non-exclusive license to use the common areas ih compliance with Landlord's rules and restrictions. Tenant may not solicit any business in the common areas or interfere with any other person's right to use the common areas. This paragraph  does not apply if Paragraph  2A(2) applies.

G.  Notice of Repairs: Tenant must promptly notify Landlord of any item that is in need of repair and that is Landlord's responsibility to repair.  All requests for repairs to Landlord  must be in writing.  With respect to repairs to the interior of the leased premises, Tenant shall be responsible and pay (1) all of the cost of such repairs due to damage caused by Tenant or Tenant's employees, guests or invitees, or (2) up to a maximum of One Hundred Dollars ($100.00) for any other type of repairs. Repairs costs described in (2) and in excess of the first $100.00  of  cost  shall  be  the responsibility of and paid by Landlord. Where both Tenant and Landlord are responsible for portions of the costs of repair, Tenant shall remit its $10o.oo share of the costs with the notification to Landlord provided above.  Landlord shall have no duty to begin making any such repairs, until Tenant has remitted its $ioo.oo share of the costs to be extended.

H.  Failure to Repair: Landlord must commence efforts to make a repair for which Landlord is responsible within 20 days after Tenant provides Landlord written notice of the needed repair or maintenance. If Tenant fails to repair or maintain  an item for which  Tenant  is responsible  within  10 days after Landlord  provides Tenant written notice of the needed repair or maintenance, Landlord may: (i) repair or maintain the item, without liability for any damage or loss to Tenant, and Tenant must immediately reimburse Landlord for the cost to repair or maintain or (ii) exercise Landlord's remedies under Paragraph 20.

16.  ALTERATIONS:

A.  Tenant may not alter, improve, or add to the Property or the leased premises without Landlord's written consent.

Landlord will not unreasonably  withhold  consent for the Tenant to make reasonable  non-structural alterations, modifications, or improvements to the leased premises.

B.  Tenant may not alter any locks or any security devices on the Property or the leased premises without Landlord's consent. If Landlord authorizes the changing, addition, or re-keying of any locks or other security devices, Tenant must immediately provide a set of the new keys and any access devices to Landlord.

C.  If a governmental order requires alteration or modification to the leased premises, the party obligated to maintain and repair the item to be modified or altered as designated in Paragraph 15 will, at its expense, modify or alter the item in compliance with the order.                                                                                    ·

D.  Any alterations, improvements, fixtures or additions to the Property or leased premises installed by either party during the term of this lease will become Landlord's property and must be surrendered to Landlord at the time this lease  ends, except for those fixtures Landlord requires Tenant to remove under Paragraph 11 or 14 or if the parties agree otherwise in writing.

17.  LIENS:

Tenant may not do anything that will cause the title of the Property or leased premises to be encumbered in any way. If Tenant causes a lien to be filed against the Property or leased premises, Tenant will within 20 days after receipt of Landlord's demand: (1) pay the lien and have the lien released of recordi or (2) take action to discharge the lien. Tenant will provide Landlord a copy of any release Tenant obtains pursuant to this paragraph.

18.  LIABILITY:

To the extent permitted by law, Landlord is NOT responsible to Tenant or Tenant's employees. patrons, guests, or invitees for any damages injuries, or losses to person or property caused by:

A.  an  act,  omission,  or  neglect  of: Tenant;  Tenant's  agent; Tenant's  guest;  Tenant's  employees;  Tenant's  patrons; Tenant's invitees or any other tenant on the Property;

B.  fire, flood,  water leaks, ice. snow, hail, winds, explosion, smoke, riot, strike, interrnption of utilities, theft, burglary, robbery, assault, vandalism, other persons, environmental contaminants, other occurrences or casualty losses or any other incident which would fall into the category of ''Acts of God."

19.  INDEMNITY:

Each party will indemnify and hold the other party harmless from any property damage, personal injury suits, actions, liabilities, damages, cost of repairs or service to the leased premises or Property or any other loss, caused, negligently or otherwise, by that party or that party's employees, patrons, guests, or invitees.

20.  DEFAULT:

A.  If Landlord fails to  comply  with  this  lease  within  30  days  after  Tenant  notifies  Landlord  of  Landlord's  failure  to comply1 Landlord will be in default  and  Tenant  may  cancel  this  Lease  Agreement.  If  however,  Landlord's  non compliance reasonably requires more than 30 days to  cure,  Landlord  will  not  be  in  default  if  the  cure  is  commenced within  the  30-day  period  and  is diligently  pursued.

B.  If Landlord does not actually receive at the place designated for payment any rent due under this lease withins days after it is due, Tenant will  be in default. If Tenant fails to comply with this lease for any other reason within 15 days after Landlord notifies Tenant of its failure to comply, Tenant will be in default.

C.  If Tenant is in default, Landlord may: (i) terminate Tenant's right to occupy the leased premises by providing Tenant with at leasts days written noticei and (ii) accelerate all rents which  are payable during the remainder  of this lease or any renewal period without notice or demand. Landlord, at its option1 may attempt to mitigate any damage or loss caused by Tenant's breach by using commercially reasonable means.  If Tenant is in default, Tenant will be liable for:

(1)  any lost rent

(2) Landlord's cost of re-letting the leased premises, including  brokerage fees1  advertising fees, and other fees necessary to re-let the leased premises;

(3)  repairs to the leased premises for use beyond normal wear and teari

(4)  all Landlord's costs associated with eviction of Tenant1 such as attorney's fees, court costs, and prejudgment interest;

(5)  all Landlord's costs associated with collection of rent such as collection fees,  late charges, and returned check charges;

(6)  cost of removing any of Tenant's equipment or fixtures left on the leased premises or Property;

(7) cost to remove any trash, debris, personal property, hazardous materials, or environmental contaminants left by Tenants or Tenant's employees, patrons, guests, or invitees in the leased premises or Property;

(8)  cost to replace any unreturned keys or access devices to the le·ased premises, parking areas, or Property;

(9)  any other recovery to which  Landlord  may be entitled under this lease or under law.

21.  ABANDONMENT, INTERRUPTION OF UTILITIES, REMOVAL OF PROPERTY, AND LOCKOUT:

Chapter 93 of the Texas Property Code governs the rights and obligations of the parties with regard to: (a) abandonment of the leased premises; (b) interruption of utilitiesi (c) removal of Tenant's propertyi and (d) "lock-out 11 of Tenant.

22.  HOLDOVER:

If Tenant fails to vacate the leased premises at the time this lease ends, Tenant will become  a tenant-at-will  and  must vacate the leased premises immediately upon receipt of demand from Landlord.  No  holding  over  by  Tenant, with  or without the consent of Landlord, will  extend this lease.  Tenant will  indemnify  Landlord  and any prospective  tenants for any and all damages caused by the  holdover. Rent for any  holdover  period  will  be  2  times the  base  monthly  rent  plus any additional  rent calculated  on a daily basis and will  be immediately due and payable daily without notice or demand.

23.  LANDLORD'S LIEN AND SECURITY INTEREST:

To secure Tenant 1s performance under this lease, Tenant grants to Landlord a lien and security interest against all of Tenant 1s nonexempt personal property that is in the leased premises or Property. This lease is a security agreement for the purposes of the Uniform Commercial Code. Landlord may file a copy of this lease as a financing statement.

24.  ASSIGNMENT AND SUBLETTING:

Landlord may assign this lease to any subsequent owner of the Property. After six months, Tenant may assign this lease or sublet any part of the leased premises so long as Landlord has consented to such assignment or subletting in writing before it occurs. The decision whether to consent to such subletting shall be at Landlord 1s sole discretion.         ·

25.  RELOCATION:

[   ]  A.  By providing Tenant with not less than 90 days advanced written notice, Landlord may require Tenant to relocate to another location in the Property, provided that the other location is equal in size or larger than the leased premises then occupied by Tenant and contains similar leasehold improvements. Landlord will pay Tenant's reasonable out-of pocket moving expenses for moving to the other location. "Moving expenses" means reasonable expenses payable to professional movers, utility companies for connection and disconnection h es, wiring companies for connecting and disconnecting Tenant's office equipment required by the relocation, and printing companies for reprinting Tenant's stationary and business cards. A relocation of Tenant will not change or affect any other provision of this lease that is then in effect, including rent and reimbursement amounts, except that the description of the suite or unit number will automatically be amended.

[X]   B.  Landlord  may not require Tenant to relocate to another location  in the Property without Tenant's prior consent.

26.  SUBORDINATION:

A.  This lease and Tenant's leasehold interest are and will be subject, subordinate, and inferior to:

(1)  any lien, encumbrance,  or ground  lease now or hereafter placed on the leased  premises or the Property that Landlord authorizes;

(2)  all advances made under any such lien, encumbrance, or ground lease;

(3)  the interest payable on any such lien or encumbrance;

(4)  any and all renewals and extensions of any such lien, encumbrance, or ground leasei

(5)  any restrictive covenant affecting the leased premises or the Property; and

(6)  the rights of any owners' association affecting the leased premises or Property.

B.  Tenant must, on demand  by  Landlord,  execute  a  subordination,  attornment,  and  non-disturbance  agreement, provided that such agreement is  made on the condition that this lease and Tenant's rights under this  lease are recognized by the lien-holder.

27.  ESTOPPEL  CERTIFICATES:

Within 10 days after receipt of a written request from Landlord, Tenant will execute and deliver to Landlord an estoppel certificate that identifies:

A.  any breach ofthe leasei

B.  the then current rent payment and rent schedule;

C.  the date the next rent payment is due;

D.  any advance rent payments;

E.  the amount of the security deposit;

F.  any claims for any offsetsi

G.  the then current term of the lease;

H.  any renewal options;

I.  Tenant's  possession  ·and acceptance  of the  leased  premises  and  improvements;

J.  any ownership interest by Tenant; and                                                                   ·

K.  any other information reasonably requested in the certificate.

28.  CASUALTY LOSS:

A.  Tenant must immediately notify Landlord of any casualty loss in the  leased  premises.  Within  20  days after  receipt  of Tenant's notice of a casualty loss, Landlord will notify Tenant if the leased premises  are  less than  or  more  than  50% unusable,  on a  per  square foot basis, and if Landlord can substantially  restore  the  leased  premises  within  120 days.

B.  If the leased premises are less than  50% unusable  and  Landlord  can substantially  restore the leased  premises within 120 days after Landlord responds to Tenant's notice of the casualty, Landlord will restore the leased premises to substantially the same condition as before the casualty. If Landlord fails to substantially  restore  within  the  time required,  Tenant  may terminate this lease.

C. If the leased premises are more than 50% unusable and Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty, Landlord may: (1) terminate this lease; or (2) restore the leased premises to substantially the same condition as before the casualty. If Landlord chooses to restore and does not substantially restore the leased premises within the time required, Tenant may terminate this lease.

D.  If Landlord notifies Tenant that Landlord cannot substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty loss, Landlord may: (1) choose not to restore and terminate this leasei or (2) choose to restore, notify Tenant of the estimated time to restore, and give Tenant the option to terminate this lease by notifying Landlord within io days.

E.  If this lease does not terminate because of a casualty loss, rent will be reduced from the date Tenant notifies Landlord of the casualty loss to the date the leased premises are substantially restored by an amount proportionate to the extent the leased premises are unusable.

29. CONDEMNATION:

If after a condemnation or purchase in lieu of condemnation the leased premises are totally unusable for the purposes stated in this lease, this lease will terminate. If after a condemnation or purchase in lieu of condemnation the leased premises or Property is partially unusable for the purposes of this lease, this lease wil I continue and rent will be reduced in an amount proportionate to the extent the leased premises are unusable. Any condemnation award or proceeds in lieu of condemnation are the property of Landlord and Tenant has no claim to such proceeds or award. Tenant may seek compensation form the condemning authority for its moving expenses and damages to Tenant's personal property.

30. ATTORNEY'S FEES:

Any person who is a prevailing party in any legal proceeding brought under or related to the transaction described in this lease is entitled to recover prejudgment interest, reasonable attorney's fees, and all other costs of litigation from the non-prevailing party.

31.      REPRESENTATIONS:

Tenant's statements in this lease and any application for rental are material representations relied upon by Landlord. Each party signing this lease represents that he or she is of legal age to enter into a binding contract and is authorized to sign the lease. If Tenant makes any misrepresentation in this lease or in any application for rental, Tenant is in default. Landlord is not aware of any material defect on the Property that would affect the health and safety of an ordinary person or any environmental hazard on or affecting the Property that would affect the health or safety of an ordinary person, except: NA

32.  BROKERS:

A.  The brokers to this lease are:

N/A

[X]  or  there are no brokers involved in this lease transaction

Cooperating Broker:  _______________________________

License No.:  ___________________________________

Address:  ___________________________________

Phone:  ___________________________________

Fax:  ___________________________________

E-mail:  ___________________________________

Cooperating Broker represents Tenant.

Principal Broker:  ___________________________________

License No.:  ___________________________________

Address:  ___________________________________

Phone:  ___________________________________

E-mail:  ___________________________________

(Circle one only)

represents Landlord only

represents Tenant only.

is an intermediary between Landlord and Te·nant.

/B.  Fees (if any or applicable):

(1)  Principal Broker's fee will be paid according to: (Check only one box).

[   ]   (a)   a separate written commission agreement between Principal Broker and:

[   ] Landlord                              [   ] Tenant.

[   ]   (b)  the attached Addendum for Broker's Fee.

(2)   Cooperating Broker's fee will be paid according to: (Check only one box).

[   ] (a)          a separate written commission agreement between Cooperating Broker and:

[   ] Principal Broker                                  [   ] Landlord                           [   ] Tenant.

[   ]  (b) the attached Addendum for Broker's Fee.

33.  ADDENDA:

Incorporated into this lease are the addenda 1 exhibits and other information marked in the Addenda and Exhibit section of the Table of Contents. If Landlord's Rules and Regulations are made part of this lease, Tenant agrees to comply with the Rules and Regulations as Landlord may 1 at its discretion, amend from time to time. Any and all such are a part of this lease for all purposes and are applicable to the parties hereto.

34.  NOTICES:

All notices under this lease must be in writing and are effective when hand-delivered, sent by mail, or sent by facsimile transmission to:

IF TO TENANT:

IDEAL POWER CONVERTERS
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669

IF TO LANDLORD:

TEXAS PUBLIC EMPLOYEES ASSOCIATION
512 East 11th Street, Suite 100
Austin, Texas 78701

35.  SPECIAL PROVISIONS:

36.  AGREEMENT OF PARTIES:

A.  Entire Agreement: This lease contains the entire agreement between Landlord and Tenant and may not be changed except by written agreement.

B.  Binding Effect: This lease is binding upon and inures to the benefit of the parties and their respective heirs1 executors, administrators, successors, and permitted assigns, to the extent any successors or assigns are permitted herein .

C.  Joint and Several: All Tenants are jointly and severally liable for all provisions of this lease. Any act or notice to, or refund to, or signature of, any  one or more of the Tenants regarding any term of this lease, its renewal, or its termination is binding on all Tenants.

D.  Controlling Law: The laws of the State of Texas govern the interpretation, performance, and enforcement of this lease. Venue for any dispute shall be in Travis County, Texas.

E.  Severable Clauses: If any clause in this lease is found invalid or unenforceable by a court of law, the remainder of this lease will not be affected and all other provisions of this lease will remain valid and enforceable.

F.  Waiver: Landlord's delay, waiver, or non-enforcement of acceleration, contractual or statutory lien, rental due date, or any other right will not be deemed a waiver of any other or subsequent breach by Tenant or any other term in this lease.

G.  Quiet Enjoyment: Provided that Tenant is not in default of this lease, Landlord covenants that Tenant will enjoy possession and use of the leased premises free from material interference.

H.  Force Majeure: If Landlord's performance of a term in this lease is delayed by strike, lock-out, shortage of material, governmental restriction, riot, flood, or any cause outside Landlord's control, the time for Landlord's performance will be abated until after the delay.

I.  Time: Time is of the essence.  The parties require strict compliance with the times for performance.

Brokers are not qualified to render legal advice, property inspections,  surveys,  engineering  studies, environmental assessments, tax advice, or compliance inspections. The parties should seek experts to render such services.  READ THIS LEASE CAREFULLY.  If you do not understand the effect of this Lease, CONSULT YOUR ATTORNEY BEFORE SIGNING.

IDEAL POWER CONVERTERS Tenant By: /s/ Christopher P. Cobb Date: 4/29/2013 Printed Name: Christopher P. Cobb Title: President	TEXAS PUBLIC EMPLOYEES ASSOCIATION Landlord By: /s/ Gary W. Anderson Date: 5/7/2013 PrintedName: Gary W. Anderson Title: Executive Director

/s/ Paul Bundschuh Tenant Printed Name: Paul Bundschuh Title: CEO	_______________ Landlord By: ___________________ Printed Name: _______________ Title: _______________________

COMMERCIAL LEASE EXPENSE REIMBURSEMENT ADDENDUM.

ADDENDUM TO THE COMMERCIAL LEASE BETWEEN THE UNDERSIGNED PARTIES CONCERNING THE LEASED PREMISES AT

IDEAL POWER CONVERTERS, 5004 BEE CREEK ROAD, SUITES 600 AND 620, 5PICEWOOD 1 TEXAS 78669

In addition to rent stated in the lease, Tenant will pay Landlord the additional rent described in this addendum. Tenant will pay the additional rent each month at the time the base-monthly rent in the lease is due.

A.  Definitions:

(1)  "Tenant's pro rata share" is 18.4%

(2) "CAM" means all of Landlord's expenses reaspnably incurred to maintain, repair, operate, manage, and secure the Property (for example, security, lighting, painting, cleaning, decorations utilities, trash removal, pest control, promotional expenses, and other expenses reasonably related to the Property's operations) CAM does not include capital expenditure , interest, depreciation, tenant improvements, insurance, taxes, or brokers' leasing fees (i.e., all operating expenses except taxes and insurance).

(3)  "Insurance" means Landland's costs to insure the leased premises and the Property including but not limited to insurance for casualty loss, general liability, and reasonable rent loss.

(4)  "Taxes" means the real property ad valorem taxes assessed against the leased premises and Property inclusive of, all general and special assessments and surcharges.

B. Method: The additional rent will be calculated under the following method:

Note:  "Cam" means operating expenses except taxes and insurances

(1). Net:                   Each month Tenant will pay Tenant's pro rata share of the projected monthly expense for the Property for: [X] taxes; [X] insurance; and [X] CAM.

C.  Projected Monthly Expenses: On or about December 31 of each calendar year, Landlord will project the applicable monthly expenses (those that Tenant is to pay under this addendum) for the following calendar year and will notify Tenant of the projected expenses. The projected expenses are based on Landlord's estimates of such expenses. The actual expenses may vary.

Notice:  The applicable projected annual expenses for the calendar year in which the above-referenced lease commences  is $1.99 per square foot. The total rentable area of the Property presently used by Landlor.d for calculating expense reimbursement is 20,400 square feet.

D.  Reconciliation: Within a reasonable time after the end of each calendar year, Landlord will notify Tenant of the actual costs of the applicable expenses (those that Tenant is to pay under this addendum) for the previous year. If the actual costs of the applicable expenses exceed the amounts paid or owed by Tenant for the previous year, Tenant must pay the deficient amount to Landlord within 15 days after Landlord notifies Tenant of the deficient amount. If the actual costs of the applicable expenses are less than the amounts paid by Tenant for the previous year, Landlord will refund the excess to Tenant or will credit the excess to Tenant's next rent payment. Tenant may audit or examine those items in Landlord's records that relate to Tenant's obligations under this addendum.

Additional Rent to be paid by Tenant will be $661.00 per month.

IDEAL POWER CONVERTERS Tenant By: /s/ Christopher P. Cobb Printed Name: Christopher P. Cobb Title: President	TEXAS PUBLIC EMPLOYEES ASSOCIATION Landlord By: /s/ Gary W. Anderson Printed Name: Gary W. Anderson Title: Executive Director